Exhibit 99.2

SurModics Reports First Quarter Fiscal Year 2012 Results

Year-on-Year Revenue Growth in Key Product Offerings

  8% Revenue growth in Hydrophilic Coatings
  13% Revenue growth in In Vitro Diagnostics
  Closed Sale of Pharmaceuticals Assets
  Affirmed Full Year 2012 Outlook

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--February 6, 2012--SurModics, Inc. (Nasdaq:SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fiscal 2012 first quarter.

NOTE: Unless otherwise noted financial information presented, including our fiscal 2012 outlook, excludes the discontinued operations of our former Pharmaceuticals business. As a reminder, substantially all of the Pharmaceuticals assets were sold on November 17, 2011. Additionally, during the preparation of our fiscal 2012 first quarter financial results, our accounting team discovered that the asset impairment charge had been incorrectly calculated. Management has determined that it is necessary for the Company to restate its results for the fourth quarter and fiscal year 2011, which is explained in more detail below.

“Our first quarter financial results reflect the positive momentum generated by our strategic initiatives implemented over the course of fiscal 2011,” stated Gary Maharaj, President and Chief Executive Officer of SurModics. “The past twelve months were a period of major transformation for the Company, as we focused on initiatives aimed at returning the Company to long-term profitable growth. This included the sale of substantially all of the assets of our Pharmaceuticals business, which increases our ability to focus on growing our core businesses. As a result, we saw top line growth in key areas of our businesses, including hydrophilic coatings and from our IVD business, which grew at 8% and 13%, respectively, over the prior year period.”

First Quarter Summary

Revenue for the first quarter totaled $11.9 million, a 5% decline from the $12.5 million reported in the first quarter of last year. Diluted earnings per share was $0.12 for the first quarter compared to diluted earnings per share of $0.16 for the same period last year.

Results for the first quarter were impacted by a $2.0 million decline in royalty and product revenue associated with Cypher and Cypher Select Plus drug eluting stents. As previously disclosed, Cordis announced that it would cease the manufacture of these products by the end of calendar year 2011. In addition, during the first quarter of 2011 the Company recorded an $0.8 million one-time R&D expense benefit from qualified therapeutic grants.

Excluding the impact of Cypher, revenue increased 14% from the year ago period. Adjusting for the Cypher revenue items, qualified therapeutic grants and one-time charges, diluted earnings per share in the first quarter was $0.11 compared to diluted earnings per share of $0.08 last year.

Maharaj continued, “Our core product offerings are stronger than they were a year ago. Growth in our hydrophilic coatings and IVD product offerings offset much of the revenue loss associated with Cypher. Our focus on our core has positioned us for sustainable organic growth. Furthermore, we continue to make progress on our key R&D initiatives that will contribute to our long term growth. We remain confident in our organic growth strategy and reinforce our full year outlook for the business.”

Medical Device Q1 FY 2012 Highlights

On a GAAP basis, revenue for the Medical Device business unit, which includes hydrophilic coatings and device drug delivery technologies, was $8.9 million, down 10% from the prior year period. First quarter results include hydrophilic coating revenue of $8.2 million, representing 8% growth compared with the year ago period. Excluding the impact of Cypher, Medical Device revenue grew 14% from the year ago period.

Medical Device generated $3.9 million of operating income during the quarter, a 32% decline from last year. Excluding Cypher and the first quarter 2011 therapeutic grants, Medical Device operating income grew 24% from the year ago period.

Additional Medical Device highlights during the quarter include:

  Ten consecutive quarters of year-on-year hydrophilic royalty revenue growth
  Four medical device customers launched new products during the first quarter utilizing SurModics hydrophilic coatings
  Edwards LifeSciences received FDA clearance for its Sapien transcatheter aortic heart valve system, which utilizes a SurModics hydrophilic coating; this is the first U.S. approval for this device type
  OrbusNeich presented positive clinical results on its Combo Dual Therapy Stent, which incorporates SurModics’ SynBiosys biodegradable polymer platform, from its REMEDEE (Randomized Evaluation of an abluMinal sirolimus coated bio-Engineered stEnt) trial

In Vitro Diagnostic Q1 FY 2012 Highlights

For the first quarter, In Vitro Diagnostic sales of $3.0 million grew 13% compared with the first quarter of fiscal 2011. The In Vitro Diagnostic business unit generated $0.9 million of operating income during the first quarter, a 23% increase from the year ago period.

Additional In Vitro Diagnostic highlights during the quarter include:

  Five consecutive quarters of year-on-year product revenue growth
  Operating margin improved over 200 basis points to 30%
  Growth in the number of new diagnostic test kit customers exceeded 20% in the past 12 months
  Strong customer interest in our recently launched Assay Diluent and BioFX membrane substrate products

Fiscal 2012 Outlook

SurModics reaffirms its previously stated revenue and earnings per share outlook for fiscal 2012. The Company expects full-year revenue from continuing operations to be in the range of $47 to $51 million. GAAP diluted earnings per share from continuing operations are expected to be in the range of $0.45 to $0.53 per share. The outlook is based upon a diluted share count of 17.6 million shares.

Discontinued Operations

The sale of substantially all of the Pharmaceuticals assets was completed on November 17, 2011. The Company reported $2.5 million of pre-tax income from its Pharmaceuticals operations in the first quarter of 2012. In addition, the Company reported a $1.7 million pre-tax loss on the sale of Pharmaceuticals assets.

Fiscal Year 2011 Restatement

In the fourth quarter ended September 30, 2011, the Company recorded an asset impairment charge of $17.9 million associated with certain long-lived assets of its Pharmaceuticals business. During its preparation of the financial statements for the first quarter ended December 31, 2011, the Company determined that the asset impairment charge had been incorrectly calculated, and as a result, the amount of the asset impairment charge should have been $28.1 million. Accordingly, the Company will restate its financial statements for the fourth quarter and fiscal year ended September 30, 2011, to reflect the $28.1 million asset impairment charge.

The restated fiscal 2011 financial results will include the following: operating loss of $27.7 million, compared with the previously reported operating loss of $17.5 million; net loss of $18.5 million, compared with the previously reported net loss of $12.8 million; diluted loss per share of ($1.06), compared with the previously reported diluted loss per share of ($0.73). This non-cash asset impairment charge associated with the restatement will have no effect on continuing operations. The Company expects to file an amendment to its Annual Report on Form 10-K for the year ended September 30, 2011, with the Securities and Exchange Commission in the next two weeks.

Live Webcast

SurModics will host a webcast at 10:00 a.m. ET (9:00 a.m. CT) today to discuss the first quarter results. To access the webcast go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the first quarter conference call will be available by dialing 800-406-7325 and entering conference call ID passcode 4513088. The audio replay will be available beginning at 12:00 p.m. CT on Monday, February 6, until 12:00 p.m. CT on Monday, February 13.

About SurModics, Inc.

SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to return to sustainable, long-term profitability, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; and (2) the factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data)

	Three Months Ended December 31,
	2011	2010
	(Unaudited)
Revenue
Royalties and license fees	$6,610	$7,517
Product sales	4,634	4,449
Research and development	672	556
Total revenue	11,916	12,522

Operating expenses
Product costs	1,590	1,563
Research and development	3,638	2,505
Selling, general and administrative	3,466	3,724
Restructuring charges	―	609
Total operating costs and expenses	8,694	8,401
Operating income from continuing operations	3,222	4,121

Investment income	146	184
Income from continuing operations before income taxes	3,368	4,305

Income tax provision	(1,213)	(1,445)
Income from continuing operations	2,155	2,860
Discontinued operations:
Income from discontinued operations, net of taxes	1,605	(9,031)
Loss on sale of discontinued operations, net of taxes	(1,054)	―
Income (loss) from discontinued operations	551	(9,031)
Net income (loss)	$2,706	$(6,171)

Basic income (loss) per share:
Continuing operations	$0.12	$0.16
Discontinued operations	0.03	(0.52)
Net income (loss)	$0.15	$(0.36)

Diluted income (loss) per share:
Continuing operations	$0.12	$0.16
Discontinued operations	0.03	(0.52)
Net income (loss)	$0.15	$(0.35)

Weighted average number of shares outstanding:
Basic	17,476	17,383
Diluted	17,528	17,397

SurModics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands)

	December 31 2011	September 30, 2011 (As Restated)
	(Unaudited)
Assets
Cash and investments	$62,924	$38,443
Accounts receivable	4,767	4,385
Inventories	2,972	3,181
Other current assets	7,445	2,410
Current assets of discontinued operations	2,523	5,389
Total current assets	80,631	53,808

Property and equipment, net	14,042	14,586
Long-term investments	31,500	29,754
Other assets	25,220	25,529
Non-current assets of discontinued operations	594	33,105
Total assets	$151,987	$156,782

Liabilities and Stockholders’ Equity
Current liabilities	$4,484	$5,693
Current liabilities of discontinued operations	1,984	5,349
Total current liabilities	6,468	11,042

Other liabilities	2,578	2,641
Non-current liabilities of discontinued operations	―	3,491
Total stockholders’ equity	142,941	139,608
Total liabilities and stockholders’ equity	$151,987	$156,782

SurModics, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands)

	Three Months Ended December 31,
	2011	2010
	(Unaudited)
Operating Activities:
Net income (loss)	$2,706	$(6,171)
(Income) loss from discontinued operations	(1,605)	9,031
Loss on sale of discontinued operations	1,054	―
Depreciation and amortization	749	797
Stock-based compensation	893	840
Net other operating activities	(25)	(2,481)
Change in operating assets and liabilities:
Accounts receivable	(383)	428
Accounts payable and accrued liabilities	(2,872)	695
Income taxes	1,263	3,051
Deferred revenue	(14)	518
Net change in other operating assets and liabilities	175	14
Net cash provided by operating activities from continuing operations	1,941	6,722

Investing Activities:
Net purchases of property and equipment	(157)	(832)
Payment related to a prior business acquisition	―	(750)
Cash received from (transferred to) discontinued operations	24,684	(2,020)
Net other investing activities	(83)	(212)
Net cash provided by (used in) investing activities of continuing operations	24,444	(3,814)

Financing Activities:
Purchase of common stock to fund employee taxes	(170)	―
Net other financing activities	63	(2)
Net cash used in financing activities of continuing operations	(107)	(2)
Net cash provided by continuing operations	26,278	2,906

Discontinued operations:
Net cash used in operating activities	(2,344)	(1,447)
Net cash provided by (used in) investing activities	26,892	(561)
Net cash (used in) provided by financing activities	(24,684)	2,020
Net cash (used in) provided by discontinued operations	(136)	12

Net change in cash and cash equivalents	26,142	2,918
Cash and Cash Equivalents:
Beginning of period	23,217	11,391
End of period	$49,359	$14,309

SurModics, Inc. and Subsidiaries Supplemental Segment Information (in thousands) (Unaudited)

	Three Months Ended December 31,
	2011		2010		% Change
Revenue		% of Total		% of Total
Medical Device	$8,867	74.4%	$9,835	78.5%	-9.8%
In Vitro Diagnostics	3,049	25.6	2,687	21.5	13.5
Total revenue	$11,916	100.0%	$12,522	100.0%	-4.8%

	Three Months Ended December 31,
	2011	2010
Operating Income (Loss)
Medical Device	$3,932	$5,776
In Vitro Diagnostics	906	734
Corporate	(1,616)	(2,389)
Total operating income (loss)	$3,222	$4,121

SurModics, Inc. and Subsidiaries Supplemental Non-GAAP Information For the Three Months Ended December 31, 2011 (In thousands, except per share data) (Unaudited)

	As Reported GAAP(1)	Other Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$6,610	$(189)	(3)	$6,421
Product sales	4,634			4,634
Research and development	672			672
Total revenue	11,916	(189)		11,727

Operating income	$3,222	$(189)	(3)	$3,033

Income from continuing operations	$2,155	$(184)	(4)	$1,971

Diluted earnings per share from continuing operations(5)	$0.12			$0.11
(1)	Reflects operating results from our continuing operations in accordance with U.S. generally accepted accounting principles (GAAP). Our Pharmaceuticals segment results are now presented as discontinued operations.
(2)	Adjusted Non-GAAP amounts consider adjustments to royalty revenue associated with the Cordis Cypher and Cypher Select Plus stents in the period in accordance with GAAP.
(3)	Reflects the exclusion of the royalty revenue associated with the Cordis Cypher and Cypher Select Plus stents.
(4)	Reflects the after tax impact of the revenue adjustments and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.
(5)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries Supplemental Non-GAAP Information For the Three Months Ended December 31, 2010 (In thousands, except per share data) (Unaudited)

	As Reported GAAP(1)	Other Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$7,517	$(1,684)	(3)	$5,833
Product sales	4,449	(512)	(3)	3,937
Research and development	556			556
Total revenue	12,522	(2,196)		10,326

Operating income	$4,121	$(2,143)	(4)	$1,978

Income from continuing operations	$2,860	$(1,520)	(5)	$1,340

Diluted earnings per share from continuing operations(6)	$0.16			$0.08
(1)	Reflects operating results from our continuing operations in accordance with U.S. generally accepted accounting principles (GAAP). Our Pharmaceuticals segment results are now presented as discontinued operations.
(2)	Adjusted Non-GAAP amounts consider adjustments to royalty revenue and product sales associated with the Cordis Cypher and Cypher Select Plus stents and other specific items recognized in the period in accordance with GAAP.
(3)	Reflects the exclusion of the royalty revenue and product sales associated with the Cordis Cypher and Cypher Select Plus stents.
(4)	Reflects adjustments for royalty revenue of $1,684, product sales of $512, reduction of Cypher related product costs of $271, reversal of qualified therapeutic grant income of $827 and reversal of restructuring charges of $609.
(5)	Reflects the after tax impact of the adjustments and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.
(6)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Tim Arens, 952-500-7000
Vice President of Finance and interim Chief Financial Officer